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Exhibit 23.1

[KPMG LOGO OMITTED]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statement (No. 333-121527) on Form S-3 of TC PipeLines, LP, of our report dated March 18, 2005, with respect to the consolidated balance sheets of TC PipeLines GP, Inc. as of December 31, 2004 and 2003, which report appears in TC PipeLines, LP report on Form 8-K dated March 22, 2005, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Calgary, Canada
March 22, 2005

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Exhibit 23.1